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                                                                      EXHIBIT 32

                          CERTIFICATION OF CEO AND CFO
            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of FNX Mining Company Inc. (the "Registrant") on Form 40-F for the year ended December 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), A. Terrance MacGibbon, as President and Chief Executive Officer of the Registrant, and John Ross, as Chief Financial Officer of the Registrant, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

      (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

/s/ T. MacGibbon
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By:    A. Terrance MacGibbon
Title: President and Chief Executive Officer
March 31, 2005

/s/ J. Ross
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By:    John Ross
Title: Chief Financial Officer
March 31, 2005

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Registrant for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended.